UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

On August 31, 2006, Highland Hospitality Corporation (the “Company”) sold the Barceló Tucancun Beach resort to Playa Hotels & Resorts, S.L., a related party, for $38 million, less customary closing costs. Playa Hotels & Resorts, S.L. is a private equity fund focused on investments in the Caribbean and Latin America and partially-owned by Barceló Corporación Empresarial, S.A. Barceló Crestline Corporation, a wholly-owned subsidiary of Barceló Corporación Empresarial, S.A. and the Company’s preferred operator managing 45% of the Company’s hotel rooms, advises Playa Hotels & Resorts, S.L. in evaluating investment opportunities. The Company’s non-executive Chairman, Bruce D. Wardinski, is the Chief Executive Officer of Barceló Crestline Corporation and the Chairman and Chief Executive Officer of Playa Hotels & Resorts, S.L. The sale of this resort has been unanimously approved by the Company’s Board of Directors upon the unanimous recommendation of a special committee of the Company’s independent directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

c) The following exhibit is included with this report:

Exhibit 99.1	Press release dated September 1, 2006 announcing the sale of the Barcelo Tucancun Beach resort

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: September 7, 2006	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 1, 2006 announcing the sale of the Barcelo Tucancun Beach resort